Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-3 ASR No. 333-260578) of Apple Inc.,
(2)Registration Statement (Form S-8 No. 333-264555) pertaining to Apple Inc. Deferred Compensation Plan,
(3)Registration Statement (Form S-8 No. 333-165214) pertaining to Apple Inc. 2014 Employee Stock Plan and Apple Inc. 2022 Employee Stock Plan,
(4)Registration Statement (Form S-8 No. 333-195509) pertaining to Apple Inc. 2014 Employee Stock Plan and Apple Inc. 2022 Employee Stock Plan,
(5)Registration Statement (Form S-8 No. 333-226986) pertaining to Apple Inc. Deferred Compensation Plan,
(6)Registration Statement (Form S-8 No. 333-203698) pertaining to Apple Inc. Employee Stock Purchase Plan, and
(7)Registration Statement (Form S-8 No. 333-60455) pertaining to Apple Inc. Non-Employee Director Stock Plan;
of our reports dated November 2, 2023 with respect to the consolidated financial statements of Apple Inc., and the effectiveness of internal control over financial reporting of Apple Inc., included in this Annual Report on Form 10-K for the year ended September 30, 2023.

/s/ Ernst & Young LLP
San Jose, California
November 2, 2023